Exhibit 10.1

Auxillium Alaska, Inc.

6021 Yonge Street- Suite 1011

Toronto, Ontario, Canada M2M 3W2

August 29, 2011

James Fitzsimons

Union Energy (Alaska), LLC

1065 Dobbs Ferry Road

White Plains, New York 10607

Re: Offer and Agreement to Purchase Oil & Gas Assets

Competitive Oil and Gas Lease Number ADL 391326, dated September 1, 2008 and Competitive Oil and Gas Lease Number ADL 391327, dated September 1, 2008 (the "Leases") and East Kurupa Gas Field Prospect (the "Prospect")

Mr. Fitzsimons:

Auxillium Alaska, Inc. hereinafter referred to as "Auxillium" agrees to buy and Union Energy (Alaska), LLC, hereinafter referred to as "Union" agrees to sell 100% of Union's right, title and interest in the Leases noted on the attached Exhibit 1, all of which are referred to as "Properties".

Auxillium offers to pay Union its costs to date of US $95,295 within 90 days of the date hereof and to pay the payments to the State of Alaska Department of Natural Resources aggregating $24,000 on or before their due date of September 1, 2011.  Union will deliver to Auxillium an 81.25% Net Revenue Interest in the Leases noted on the attached Exhibit 1.

Union will receive a 6.25% overriding royalty interest on additional oil and gas leasehold acquired or purchased by Auxillium within the Prospect Area of Mutual Interest ("AMI").  Auxillium and Union will be subject to the AMI relating to the Properties, noted on the attached Exhibit 2.

Union shall assign 100% of all its right, title and interest in the Properties at closing.  Closing date will be on or before August 29, 2011.  Funds will be wired from Auxillium to Union within 90 days of closing or the Leases shall revert to Union and any expenses paid by Auxilium shall be forfeited.

Auxillium Alaska, Inc.

By: /s/ Warmond Fang

      Warmond Fang, President

This Offer letter and Agreement to Purchase Oil & Gas Assets is accepted and acknowledged this 29th day of August, 2011.

Union Energy (Alaska), LLC

By: /s/ James Fitzsimons

      James Fitzsimons, Managing Member

EXHIBIT 1

Leases

Competitive Oil and Gas Lease Number ADL 391326, dated September 1, 2008 covering land described as follows:

Tract 0922

T. 6S., R. 6W., Umiat Meridian, Alaska.

Section 20, Unsurveyed, All, 640.00 acres;

Section 21, Unsurveyed, All, 640.00 acres;

Section 28, Unsurveyed, All, 640.00 acres;

Section 29, Unsurveyed, All, 640.00 acres;

Section 32, Unsurveyed, All, 640.00 acres;

Section 33, Unsurveyed, All, 640.00 acres;

containing approximately 3,840.00 acres, more or less

Competitive Oil and Gas Lease Number ADL 391327, dated September 1, 2008 covering land described as follows:

Tract 0923

T. 6S., R. 6W., Umiat Meridian, Alaska.

Section 22, Unsurveyed, All, 640.00 acres;

Section 23, Unsurveyed, All, 640.00 acres;

Section 24, Unsurveyed, All, 640.00 acres;

Section 25, Unsurveyed, All, 640.00 acres;

Section 26, Unsurveyed, All, 640.00 acres;

Section 27, Unsurveyed, All, 640.00 acres;

Section 34, Unsurveyed, All, 640.00 acres;

Section 35, Unsurveyed, All, 640.00 acres;

Section 36, Unsurveyed, All, 640.00 acres;

containing approximately 5,760.00 acres, more or less

Together comprising 9,600 acres more or less.

EXHIBIT 2

Area of Mutual Interest

Sections 19 to 36 inclusive, Township 6 South, Range 6 West, Umiat Meridian Alaska

Sections 22 to 27 inclusive, Sections 34 to 36 inclusive, Township 6 South, Range 7 West, Umiat Meridian Alaska

Sections 1 to 36 inclusive, Township 7 South, Range 6 West, Umiat Meridian Alaska

Sections 1 to 3 inclusive, Sections 10 to 15 inclusive, Sections 22 to 27 inclusive, Sections 34 to 36 inclusive, Township 7 South, Range 7 West, Umiat Meridian Alaska